UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

VALERO ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Senior management of Valero Energy Partners LP (the “Partnership”) is updating the Partnership’s investor presentation. The slides attached to this report were prepared for management presentations. The slides are included in Exhibit 99.01 to this report and are incorporated herein by reference. The slides will be available on the Partnership’s website at www.valeroenergypartners.com.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Slides from management presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

	by:	Valero Energy Partners GP LLC,
its general partner

Date: April 3, 2017	by:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel